             NEVADA GOLD & CASINOS ANNOUNCES SECOND QUARTER RESULTS

HOUSTON, November 13, 2003 -- Nevada Gold & Casinos, Inc. (Amex: UWN) today announced financial results for the second quarter ended September 30, 2003. Highlights for the second quarter ended September 30, 2003, compared to the prior year period included:

    -- Revenue increased 171% to $3.7 million

    -- Equity in earnings from Isle of Capri-Black Hawk, LLC (IC-BH) increased
       13.0% to $2.7 million

    -- Net income increased 8% to $2.1 million, or $0.16 per fully-diluted share

H. Thomas Winn, Chairman, President & CEO of Nevada Gold & Casinos, Inc. commented, "The second quarter marks the first full quarter of credit enhancement fees from the River Rock Casino. More importantly, the recently completed River Rock financing lays the groundwork for substantial growth as River Rock now has the necessary capital to significantly expand that property's parking."

For the second quarter of fiscal 2004, revenues increased 171% to $3.7 million compared to $1.3 million in the second quarter of fiscal 2003. The Company's equity in earnings from Isle of Capri-Black Hawk (IC-BH), the company's joint venture with Isle of Capri Casinos, rose 13.0% to $2.7 million from $2.4 million in the prior year period. Isle of Capri Black Hawk's second quarter earnings before interest, taxes, depreciation and amortization ("EBITDA"), increased 7.2%, to $9.9 million compared to $9.2 million in the prior year period. Colorado Central Station generated EBITDA of $2.7 million and Colorado Grande generated EBITDA of $687,000. A reconciliation of EBITDA to net income is provided in the attached financial statements.

Net income for the second quarter increased 8% to $2.1 million compared to $1.9 million in the second quarter of fiscal 2003. Net income per diluted common share was $0.16, equivalent to the prior year period.

Nevada Gold & Casinos, Inc. of Houston, Texas is a developer of gaming properties, and has real estate interests in Colorado, California, and Nevada. UWN owns a 43% interest in The Isle of Capri-Black Hawk LLC, which owns Isle of Capri Casino, a 237-room hotel/casino and Colorado Central Station Casino (both located in Black Hawk, Colorado about 35 miles west of Denver) and Colorado Grande Casino, located in Cripple Creek, Colorado. The LLC is a joint venture with Isle of Capri Casinos, Inc. (Nasdaq: ISLE). UWN has 69% ownership of Dry Creek Casino, LLC, which is assisting the Dry Creek Rancheria Band of Pomo Indians with their River Rock Casino, Alexander Valley, Sonoma County, California (about 75 miles north of San Francisco in the California wine country). Also, UWN has 51% ownership of Route 66 Casinos, LLC, which assisted the Pueblo of Laguna in the development of the Route 66 Casino 11 miles west of Albuquerque, New Mexico (opened September 2003). The company was selected and is in final negotiations to develop and operate a casino for the Muscogee (Creek) Nation on their property in Tulsa, Oklahoma.

                          NEVADA GOLD & CASINOS, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                            Three Months Ended
                                                               September 30,
                                                     --------------------------------
                                                         2003                2002
                                                     ------------        ------------
REVENUES
Gaming Assets Participations:
   Dry Creek Casino, L.L.C.                          $  1,408,750        $         --
   Route 66 Casinos, L.L.C.                               971,645             145,516
Other income:
   Royalty income                                          15,134              12,500
   Lease income                                                --               1,400
   Gain on land sale                                           --             561,649
   Interest income                                      1,245,651             620,885
   Miscellaneous income                                    19,330               7,005
                                                     ------------        ------------
    TOTAL REVENUES                                      3,660,510           1,348,955
                                                     ------------        ------------

EXPENSES
General and administrative                                287,516             159,663
Interest expense                                        1,001,179             518,012
Salaries                                                  286,551             219,985
Legal and professional fees                               528,291             156,135
Write-off of capitalized development cost                  23,403             178,437
Other                                                      46,678              45,520
Route 66 Casinos, L.L.C. expense                          594,586              94,586
                                                     ------------        ------------
    TOTAL EXPENSES                                      2,768,204           1,372,338
                                                     ------------        ------------

EQUITY IN EARNINGS OF ISLE OF CAPRI-BLACK HAWK          2,657,101           2,351,897

MINORITY INTEREST
Dry Creek Casino, L.L.C.                                 (215,632)            (21,874)
Route 66 Casinos, L.L.C.                                 (184,759)            (24,955)
                                                     ------------        ------------

Net income before federal income tax provision          3,149,016           2,281,685

Federal income tax provision                            1,070,666             354,039
                                                     ------------        ------------

NET INCOME                                           $  2,078,350        $  1,927,646
                                                     ============        ============

PER SHARE INFORMATION
Net income available to
   common
   shareholders                                      $  2,078,350        $  1,927,646
                                                     ============        ============

Net income per common share - basic                  $       0.18        $       0.18
                                                     ============        ============

Net income per common share - diluted                $       0.16        $       0.16
                                                     ============        ============

Basic weighted average number of
   common shares outstanding                           11,251,185          10,898,558
                                                     ============        ============

Fully diluted weighted average number of
   common shares outstanding                           13,363,005          12,415,735
                                                     ============        ============

                           ISLE OF CAPRI CASINOS, INC.
               COMPARATIVE FINANCIAL HIGHLIGHTS BY CASINO PROPERTY
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                    --------------------------------------------------------------------------
                                                                THREE MONTHS ENDED
                                    --------------------------------------------------------------------------
                                                 OCTOBER 26,                             OCTOBER 27,
                                                    2003                                    2002
                                    --------------------------------------------------------------------------
                                                              ADJUSTED                                ADJUSTED
                                      NET         ADJUSTED     EBITDA         NET         ADJUSTED     EBITDA
                                    REVENUES       EBITDA     MARGIN %      REVENUES       EBITDA     MARGIN %
                                    --------------------------------------------------------------------------
BLACK HAWK (1)                       27,473         9,900       36.0%        25,919         9,239       35.6%
COLORADO CENTRAL STATION (2)         11,641         2,684       23.1%            --            --         --
COLORADO GRANDE (3)                   2,281           687       30.1%            --            --         --
                                    -------       -------       ----        -------       -------       ----
          TOTAL                     $41,395       $13,271       32.1%       $25,919       $ 9,239       35.6%
                                    =======       =======       ====        =======       =======       ====

                           ISLE OF CAPRI CASINOS, INC.
        RECONCILIATION OF EBITDA TO NET INCOME (LOSS) BY CASINO PROPERTY
                                 (IN THOUSANDS)
                                   (UNAUDITED)
                      THREE MONTHS ENDED OCTOBER 26, 2003

                              -------------------------------------------------------------------
                                                             NET
                              ADJUSTED    DEPRECIATION &   INTEREST                      NET
                               EBITDA      AMORTIZATION    EXPENSE       OTHER(4)    INCOME(LOSS)
                              -------------------------------------------------------------------
BLACK HAWK (1)                   9,900         1,709         1,252           477         5,696
COLORADO CENTRAL STATION (2)     2,684           332         1,368           698           286
COLORADO GRANDE (3)                687            71           184           235           197
                               -------       -------       -------       -------       -------
  TOTAL                        $13,271       $ 2,112       $ 2,804       $ 1,410       $ 6,179
                               =======       =======       =======       =======       =======


1. As management fees are eliminated in consolidation, the Isle-Black Hawk's Adjusted EBITDA does not include management fees of $1.2 million for the three months ended October 26, 2003. If these charges were included, the Isle-Black Hawk's Adjusted EBITDA would have been $8.7 million and $8.1 million for the three months ended October 26, 2003, and October 27, 2002. Respectively.

2. The Isle of Capri Casinos, Inc. acquired these properties on April 22, 2003.

   As management fees are eliminated in consolidation, the Colorado Central Station-Black Hawk's Adjusted EBITDA does not include management fees of $0.4 million for the three months ended October 26, 2003. If this charge was included, the Colorado Central Station-Black Hawk's Adjusted EBITDA would have been $2.3 million for the three months ended October 26, 2003.

3. As management fees are eliminated in consolidation, the Colorado Grande-Cripple Creek's Adjusted EBITDA does not include management fees of $0.1 million for the three months needed October 26, 2003. If this charge was included, the Colorado Grande-Cripple Creek's Adjusted EBITDA would have been $0.6 million for the three months ended October 26, 2003.

4. Other adjustments to reconcile Adjusted EBITDA to net income represent management fees. Additionally, for the Isle-Black Hawk, the Colorado Central Station-Black Hawk, and the Colorado Grande-Cripple Creek, other adjustments also include preopening expense, minority interest and income taxes.


Forward-Looking Statements

This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We use words such as "anticipate", "believe", "expect", "future", "intend", "plan", and similar expressions to identify forward-looking statements. Forward-looking statements include, without limitation, our ability to increase income streams, to grow revenue and earnings, and to obtain additional Indian gaming and other projects. These statements are only predictions and are subject to certain risks, uncertainties and assumptions, which are identified and described in the Company's public filings with the Securities and Exchange Commission.